Exhibit 99.1

CAUSE NO. D-1-GN-13-000874

ALEX EDMANS	§	IN THE DISTRICT COURT OF
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Plaintiff,	§
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v.	§
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BRETT A. HURT, STEPHEN R. COLLINS	§
CHRISTOPHER A. PACITTI, NEERAJ	§
AGRAWAL, DEV C. ITTYCHERIA	§
EDWARD B. KELLER, THOMAS J.	§
MEREDITH, ABHISHEK AGRAWAL,	§
SYDNEY L. CAREY, MICHAEL S.	§	OF TRAVIS COUNTY, TEXAS
BENNETT, HEATHER J. BRUNNER,	§
BRYAN C. BARKSDALE and ERIN C.	§
NELSON,	§
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Defendants,	§
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-and-	§
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BAZAARVOICE, INC.,	§
	§	419TH JUDICIAL DISTRICT
Nominal Defendant.	§	(assigned to the 250th)

NOTICE OF OF PROPOSED SETTLEMENT, FINAL HEARING ON PROPOSED

SETTLEMENT, AND MOTION FOR ATTORNEYS’ FEES AND EXPENSES

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD BAZAARVOICE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE PROPOSED SETTLEMENT AGREEMENT IS AVAILABLE FOR YOUR REVIEW ON THE FOLLOWING WEBSITES: Schubert Jonckheer & Kolbe LLP (www.schubertlawfirm.com); or Newman Ferrara LLP (www.nfllp.com).

THE FINAL HEARING IS SET FOR NOVEMBER 24, 2014, AND THE DEADLINE FOR YOU TO OBJECT TO THE PROPOSED SETTLEMENT AND PROVIDE NOTICE TO THE PARTIES THROUGH THEIR LEGAL COUNSEL IS FOURTEEN DAYS PRIOR TO THAT DATE. THESE DEADLINES, ALONG WITH OTHER IMPORTANT DEADLINES THAT AFFECT YOUR RIGHTS ARE SET FORTH BELOW.

A TEXAS STATE COURT AUTHORIZED THIS NOTICE. THIS IS NOT A SOLICITATION FROM A LAWYER.

Notice is hereby given to you of the Proposed Settlement in the above entitled and numbered lawsuit. This Notice is sent to you by order of the District Court of Travis County, Texas (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the Proposed Settlement of this Derivative Action (as defined herein).

I. WHY YOU HAVE RECEIVED THIS NOTICE

This Notice of Proposed Settlement of Litigation, Hearing Thereon, and Right to Appear (the “Notice”) is directed to all current stockholders of Bazaarvoice, Inc. (“Bazaarvoice” or the “Company”), all of whom are potentially affected by the settlement of a stockholder derivative lawsuit styled Alex Edmans v. Brett A. Hurt, Stephen R. Collins, Christopher A. Pacitti, Neeraj Agrawal, Dev C. Ittycheria, Edward B. Keller, Thomas J. Meredith, Abhishek Agrawal, Sydney L.Carey, Michael S. Bennett, Heather J. Brunner, Bryan C. Barksdale, and Erin C. Nelson, and nominal defendant Bazaarvoice, Inc., in the District Court of Travis County, Texas (the “Derivative Action”).

The parties to the Derivative Action—Plaintiff Alex Edmans (“Plaintiff”); nominal Defendant Bazaarvoice; and Defendants Brett A. Hurt, Stephen R. Collins, Christopher A. Pacitti, Neeraj Agrawal, Dev C. Ittycheria, Edward B. Keller, Thomas J. Meredith, Abhishek Agrawal, Sydney L.

Carey, Michael S. Bennett, Heather J. Brunner, Bryan C. Barksdale, and Erin C. Nelson (collectively the “Individual Defendants”) (together with Bazaarvoice, the “Defendants”)—have agreed upon terms to dismiss the Derivative Action and have signed a written Settlement Agreement (the “Agreement”) setting forth those settlement terms (the “Proposed Settlement”).

On November 24, 2014, at 2:00 p.m., the Court will hold a hearing (the “Final Hearing”). The purpose of the Final Hearing is to determine: (i) whether dismissal of the Derivative Action pursuant to the Proposed Settlement, as set forth in the Agreement, should be approved by the Court and a final judgment entered; (ii) whether the requested attorneys’ fees, expenses and Plaintiff’s contribution award should be approved by the Court; and (iii) such other matters as may be necessary or proper under the circumstances.

II. SUMMARY OF THE LITIGATION AND UNDERLYING TRANSACTION

On May 24, 2012, the Board of Directors for the Company approved the acquisition of PowerReviews, Inc. (“PowerReviews”), and on June 12, 2012, the Company consummated the acquisition of PowerReviews (“Acquisition”).

Prior to the Acquisition and its approval by the Board of Directors for the Company, management and certain board members engaged in communications that Plaintiff has alleged demonstrate an anti-competitive motive for the Acquisition.

In June 2012, the Antitrust Division of the United States Department of Justice (“DOJ”) began an investigation into the potential anti-competitive effect of the Acquisition to determine whether the acquisition violated Section 7 of the Clayton Act.

On June 27, 2012, the Company filed a Form S-1 Registration Statement and Prospectus with the U.S. Securities & Exchange Commission (“SEC”) for a secondary offering of 8.5 million shares of the Company’s stock (the “Secondary Offering”) wherein the Company disclosed that the DOJ had opened a preliminary investigation to determine whether the Acquisition violated Section 7 of the

Clayton Act (“DOJ Investigation”) and explained, among other things, that the investigation could result in the Company being required to divest part, or all, of PowerReviews and that the investigation could have a material adverse effect on the Company. The Company also publicly disclosed the DOJ Investigation on various other occasions, including, without limitation, in its Form S-1A dated July 12, 2012, its Form 10-Q dated September 10, 2012, and its Form 10-Q dated December 5, 2012.

On January 10, 2013, the DOJ formally commenced a civil lawsuit against the Company, alleging that the Acquisition was anti-competitive in violation of federal antitrust laws (“DOJ Action”).

On March 12, 2013, Bazaarvoice shareholder Alex Edmans filed his Plaintiff’s Original Petition in the Derivative Action asserting derivative claims on behalf of the Company against the Defendants relating to the Acquisition, in alleged violation of Section 7 of the Clayton Act, including claims for unlawful insider trading against certain Defendants, breach of fiduciary duty, and corporate waste.

On June 7, 2013, Defendants filed a Plea to the Jurisdiction, Special Exceptions and, Subject Thereto, Original Answer.

On October 15, 2013, the parties presented argument and evidence to the Honorable Judge John Dietz on Defendants’ Plea to the Jurisdiction and Special Exceptions, where Plaintiff was represented by Feazell & Tighe LLP, Newman Ferrara LLP, and Schubert Jonckheer & Kolbe LLP, and Defendants were represented by Fulbright & Jaworski LLP.

On October 23, 2013, Judge Dietz signed an order granting Defendants’ Plea to the Jurisdiction and Special Exceptions and ordering Plaintiff to file an amended pleading within thirty (30) days to (1) allege particularized facts to show that the majority of the Company’s directors each individually face a “substantial likelihood” of personal liability for their conduct and thus would be incapable of making an impartial decision with respect to a shareholder demand or (2) allege particularized facts as to each director Defendant that the challenged transaction was not the product of a valid exercise of business judgment.

On November 22, 2013, Plaintiff filed his Plaintiff’s Amended Petition.

On December 20, 2013, Defendants filed Defendants’ Motion for Summary Judgment and Special Exceptions challenging the sufficiency of Plaintiff’s Amended Petition and moving the Court to dismiss the Derivative Action in its entirety.

On January 8, 2014, United States District Judge William H. Orrick signed a Memorandum Opinion in the DOJ Action, finding the Company liable for violating Section 7 of the Clayton Act. A copy of the opinion and other documents relating to the DOJ Action can be found at http://www.justice.gov/atr/cases/bazaarvoice.html.

On April 24, 2014, the Company issued a press release announcing that it had entered into a settlement with the DOJ that would resolve the claims in the DOJ Action, under which Bazaarvoice would be required to divest all assets of the PowerReviews business.

On April 28, 2014, Judge Dietz signed an Order Granting Joint Motion to Stay Proceedings, to allow time for the Derivative Action parties to pursue a resolution of Plaintiff’s claims through mediation. During the course of the Derivative Action and in preparation for mediation, Plaintiff’s counsel reviewed the pleadings and voluminous transcripts and exhibits from the DOJ Action that discussed the events, circumstances, and communications underlying and concerning the Acquisition.

On June 4, 2014, the Company issued a press release announcing the divestiture of PowerReviews to Wavetable Labs, LLC, the parent of Viewpoints, LLC, for $30 million in cash, and on July 2, 2014, the Company issued a press release announcing the completion of its sale of PowerReviews to Wavetable Labs, LLC for $30 million (the “Divestiture”).

On July 9, 2014, counsel for Plaintiff and Defendants attended mediation and, after engaging in substantial arms-length negotiations, reached an agreement in principle providing for settlement of the Derivative Action on the terms and subject to the conditions set forth in the Agreement.

III.	COUNSEL IN THE DERIVATIVE ACTION

Plaintiff, who has sued derivatively on behalf of Bazaarvoice, is represented by Newman Ferrara LLP, Schubert Jonckheer & Kolbe LLP, and Feazell & Tighe LLP. Individual Defendants and the Company are represented by Fulbright & Jaworski LLP. You may seek the advice of your own private attorney, at your own expense, if you desire.

IV.	TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions, and other matters that are part of the Proposed Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirely by reference to, the text of the Agreement, which has been filed with the Court.

To resolve the Derivative Action, and solely as a result of it, the Parties have agreed as follows:

1. Bazaarvoice will institute those corporate governance reforms and enhancements described on the attached Exhibit A.

2. Without admitting any wrongdoing, fault, liability, or damage, Defendants acknowledge that the pendency and prosecution of the Derivative Action and the efforts of Plaintiff’s counsel were the cause for Bazaarvoice instituting the referenced corporate governance enhancements.

3. The parties have agreed to entry of a judgment dismissing the Derivative Action against Bazaarvoice and each of the Individual Defendants, with prejudice, barring and releasing any known or unknown claims that have been or could have been brought in any court by the Plaintiff, Bazaarvoice, or its stockholders in their derivative capacity arising out of, related to, or concerning (i) the allegations contained in the Derivative Action, (ii) the Acquisition or Divestiture, (iii) any reports, disclosures, or statements made by the Company or by any of the Individual Defendants relating to the Acquisition or Divestiture, and (iv) any matter that could have been asserted in the Derivative Action or any other action or proceeding regarding allegations of breach of fiduciary duty or allegations relating to or arising out of any act, statement, omission, transaction, event, or circumstance occurring prior to Final Court Approval (as defined herein) in relation to the Acquisition or Divestiture (all, collectively, the “Released Claims”).

4. The Proposed Settlement will become effective only upon the occurrence of certain conditions, which may be waived, and upon the first day upon which the Court’s judgment in the Derivative Action has become a final judgment that is no longer subject to review, either by the expiration of the time for appeals therefrom with appeals not having been taken or, if an appeal is taken, and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Proposed Settlement in accordance with the terms and conditions of the Agreement (“Final Court Approval”).

5. Counsel for Plaintiff will apply for and may receive from the Court an award of attorneys’ fees and reimbursement of expenses in an amount not to exceed $1,637,500.00 in the aggregate (the “Fee Award”) plus a case contribution award to Plaintiff of $25,000.00 (“Contribution Award”). Defendants’ counsel has agreed to support and not to oppose the Fee Award request or the Contribution Award request. To date, Plaintiff’s counsel has not been paid any fees or reimbursed for any of their out-of-pocket expenses. The Fee Award is intended to compensate them for litigating and settling the Derivative Action and achieving the corporate governance enhancements described in Exhibit A and in the Agreement, and the Contribution Award is in recognition of Plaintiff’s participation and effort in the prosecution of the Derivative Action. The Proposed Settlement, however, is not in any way conditioned upon the Court’s approval of an award of attorneys’ fees or expenses or a contribution award.

6. If the Proposed Settlement does not become final as described herein, then the Agreement and the Proposed Settlement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any parties with respect to the Derivative Action, who will be returned to their respective legal positions prior to the execution of the Agreement. By the same token, if the Proposed Settlement does not become final, Bazaarvoice will not be under any obligation to institute the corporate governance enhancements.

7. The Parties have agreed that the Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to rules governing conflict of laws.

V.	REASONS FOR THE SETTLEMENT

A.	Why Did Plaintiff Agree to this Compromise?

Plaintiff’s counsel has conducted an extensive investigation throughout the development, prosecution, and settlement of the Derivative Action, including, inter alia, (i) inspecting, reviewing, and analyzing the Company’s public filings, statements, and press releases; (ii) preparing detailed opposition briefs to Defendants’ motions to dismiss, as identified above; (iii) researching the applicable law with respect to the claims asserted in the Derivative Action and the potential defenses thereto; (iv) researching corporate governance issues and practices and developing proposed reforms to the Company’s corporate governance procedures; and (v) monitoring developments in the related DOJ Action.

Based upon their investigation, Plaintiff and Plaintiff’s counsel have concluded that the terms and conditions of the Agreement are fair, reasonable, and adequate to Plaintiff, Bazaarvoice’s stockholders, and Bazaarvoice, and in their best interests, and therefore have agreed to dismiss the claims raised in the Derivative Action pursuant to the terms and provisions of the Agreement after considering (a) the benefits that Bazaarvoice’s stockholders and Bazaarvoice will receive from the Proposed Settlement, (b) the attendant risks of litigation, and (c) the desirability of permitting the Proposed Settlement to be consummated.

In particular, Plaintiff and Plaintiff’s counsel considered the significant litigation risk inherent in stockholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a stockholder derivative claim. While Plaintiff believes his claims are meritorious, Plaintiff acknowledges that there is a substantial risk that the Derivative Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Under the circumstances, Plaintiff and Plaintiff’s counsel believe they have obtained the best possible relief for Bazaarvoice and its stockholders. Plaintiff and Plaintiff’s counsel believe that the corporate governance changes achieved by the Settlement will significantly enhance shareholder value by strengthening the Company’s internal controls.

B.	Why Did the Defendants Agree to this Compromise?

The Defendants have strenuously denied, and continue to strenuously deny, each and every allegation of wrongdoing or liability made against them in the Derivative Action. The Defendants believe that Plaintiff has failed to present allegations and evidence sufficient to maintain suit against them and that judgment should be entered dismissing all of Plaintiff’s claims with prejudice.

Nonetheless, the Defendants and the Company have determined that the Company’s best interest is served by avoiding the continuing additional expense, inconvenience, and distraction of this burdensome litigation. For this reason, and to avoid the risks inherent in any lawsuit, the Defendants have entered into this Agreement, without admitting any wrongdoing or liability whatsoever.

VI.	FINAL HEARING

On November 24, 2014, at 2:00 p.m., the Court will hold the Final Hearing at the 250th Civil District Court of Travis County, Austin, Texas, 1000 Guadalupe, 3rd floor, Austin, Texas 78701, for the purpose of determining (i) whether the Proposed Settlement should be approved by the Court, (ii) whether a final judgment should be entered dismissing the Derivative Action, (iii) whether the Fee Award and the Contribution Award should be approved, and (iv) such other matters as may be necessary or proper under the circumstances.

Defendants will not oppose any application to the Court by Plaintiff’s Counsel for an award of attorneys’ fees and reimbursement of their reasonable out-of-pocket expenses up to $1,637,500.00 in connection with the Derivative Action and Proposed Settlement. Defendants will also not oppose an application to the Court for a $25,000.00 Contribution Award to Plaintiff. Plaintiff’s application in support of the Fee Award and Contribution Award will be filed no less than 21 days before the date of the Final Hearing.

VII.	RIGHT TO ATTEND FINAL HEARING

Any Bazaarvoice stockholder may appear in person at the Final Hearing. If you want to be heard at the Final Hearing in opposition to the Proposed Settlement or the proposed attorneys’ fee award in this case, then you must first comply with the procedures for objecting to the Proposed Settlement, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. STOCKHOLDERS WHO HAVE NO OBJECTION TO THE PROPOSED SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE PROPOSED SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Proposed Settlement. You must object in writing, and you may request to be heard at the Final Hearing. If you choose to object, then you must follow these procedures. If you timely and properly object, but the Court overrules your objections, you still will be covered by the Proposed Settlement.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	The objector’s name, legal address, and telephone number;

2.	A statement that: (1) the objector is a current Bazaarvoice Stockholder; (2) the objector will continue to own Bazaarvoice common stock as of the date of the Final Hearing; and (3) the date(s) such objector acquired his, her, or its Bazaarvoice shares;

3.	A detailed statement of such objector’s specific position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;

4.	The grounds for each objection or the reasons for such objector’s desire to appear and to be heard; and

5.	Copies of any papers such objector intends the Court to consider.

The Court will not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court, Plaintiff’s Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN FOURTEEN DAYS BEFORE THE DATE OF THE FINAL HEARING. The Court Clerk’s address:

Clerk of the Court

250th Civil District Court of Travis County

1000 Guadalupe, 3rd Floor

Austin, Texas 78701

On or before the same date, you must also serve a copy of such written objections and notice by hand or by first class mail, postage pre-paid, on counsel of record, at the following addresses:

Paul Trahan Fulbright & Jaworski LLP 98 San Jacinto Blvd., Suite 1100 Austin, Texas 78701 ATTORNEYS FOR DEFENDANTS	Willem Jonckheer Schubert Jonckheer & Kolbe LLP 3 Embarcadero Center, Suite 1650 San Francisco, California 9411 ATTORNEYS FOR PLAINTIFF	Jeffrey Norton Newman Ferrara LLP 1250 Broadway, 27th Fl. New York, New York 10001 ATTORNEYS FOR PLAINTIFF

The Court will not consider any objection that is not timely filed with the Court or not timely delivered to counsel for Plaintiff and Defendants. Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object or otherwise be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other derivative action or proceeding relating to the Released Claims.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Proposed Settlement and the provisions of the Agreement. It is not a complete statement of the Agreement. Although Plaintiff’s counsel and counsel for the Defendants believe that the descriptions about the Proposed Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Agreement, the Agreement will control.

Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiff’s counsel at the address set forth above. You may find additional about the Derivative Action, including a copy of the Agreement, on the following websites: Schubert Jonckheer & Kolbe LLP (www.schubertlawfirm.com); or Newman Ferrara LLP (www.nfllp.com). In addition, you may inspect the Agreement and other papers in the Derivative Action at the Civil District Court of Travis County, Austin, Texas, at any time during regular business hours of each business day. The Clerk’s office is located at 1000 Guadalupe, Austin, Texas 78701.

X.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and/or other persons or entities who hold shares of Bazaarvoice common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners.

EXHIBIT A

CORPORATE GOVERNANCE TERMS

Bazaarvoice, Inc. Shareholder Derivative Litigation

I.	Updates to Code of Business Ethics and Conduct

A.	Antitrust Laws

1.	The Company will update its Code of Business Ethics and Conduct (“Code”) as it relates to antitrust laws, to reflect the adoption of a formal Antitrust and Unfair Competition Policy (“Policy”).

2.	The Policy shall be devised with the assistance of outside counsel specializing in antitrust law and compliance.

3.	The Policy shall provide an overview of relevant legal principles, and shall recite that the Company will not tolerate any business transaction or activity by any of its employees that violates the antitrust and competition laws or regulations of any country or region in which the Company conducts its business.

4.	The Policy shall provide information regarding (a) the specific types of transactions and activities that are prohibited by the antitrust laws, (b) appropriate standards of employee conduct with respect to their dealings with competitors and/or customers, (c) where employees can turn to for guidance on related issues, and (d) disciplinary measures to be imposed for violation of the Policy, such as oral or written warning, suspension, removal of job duties, demotion, reduction in compensation, and/or termination of employment.

5.	A copy of the Policy shall be provided to all new employees of the Company and shall be available on the Company’s intranet.

6.	The Company may revise the Policy from time to time, except that any such revisions shall be made only with the assistance of outside counsel specializing in antitrust law and compliance.

B.	Insider Trading

1.	The Company shall update the Insider Trading section of the Code (page 6, “Insider Trading”) to replace the text “See Insider Trading Policy” with a summary of the Insider Trading Policy, which shall include, at least, a description of (a) the legal prohibitions against insider trading, and the ramifications of unlawful conduct, (b) what constitutes material non-public information, and (c) pre-clearance requirements and blackout periods.

2.	The Compliance Officer designated under the Insider Trading Policy shall provide an annual report to the Audit Committee of all trading activity engaged in by those individuals listed on Schedule II of the Insider Trading Policy.

3.	The Insider Trading Policy, at “Pre-Clearance of Trades” (lines 7-8), shall be revised to require that any proposed securities transaction by the Compliance Officer shall be pre-cleared by the CFO.

C.	Whistleblower Policy and Ethics Hotline

1.	The Company will maintain an anonymous automated whistleblower hotline.

2.	The Company will maintain an anonymous telephone number through which employees, contractors, officers, and directors can report concerns of ethical violations.

II.	Annual Training for Officers and Directors

1.	The Company shall provide annual training for its officers and directors relating to legal compliance matters applicable to the Company’s operations, including, but not limited to, antitrust law compliance and insider trading.

2.	The annual training provided for by this section shall be administered by a third party vendor, consultant or other qualified entity or organization, as determined by the General Counsel.

3.	Each officer and director shall certify compliance with the annual training requirements in writing. The General Counsel shall maintain a file documenting the required participation of each officer and director.

4.	The Corporate Governance Guidelines shall be modified to require that “New Director Orientation” be supplemented to include a presentation regarding antitrust laws and legal compliance issues applicable to corporate operations.

III.	Changes to Policies and Procedures Regarding Certain Transactions

A.	Qualifying Acquisitions

1.	The Company will implement and maintain specific policies for those circumstances where the Company contemplates entering any agreement to purchase stock or assets related to rating and review technology with a value exceeding $10,000,000 (“Qualifying Acquisition”).

2.	Such policies regarding Qualifying Acquisitions shall address antitrust and/or other compliance issues raised by the proposed transaction.

3.	When the Company is considering a Qualifying Acquisition, the independent directors must designate a “Lead Acquisition Director.” The Lead Acquisition Director will be responsible for coordinating, developing an agenda for, and moderating one or more Board discussions or meetings to assess whether the Qualifying Acquisition raises any antitrust and/or compliance concerns and, if so, measures to be taken to address such concerns.

4.	The Lead Acquisition Director’s responsibilities will include consulting with the Company’s CFO and general counsel in relation to due diligence and risk management issues posed by a Qualifying Acquisition.

5.	Board discussions or meetings concerning any Qualifying Acquisition will include, at a minimum, at least one discussion outside the presence of anyone active in the operations of the Company.

6.	For all Qualifying Acquisitions, the Board shall assess whether the proposed transaction complies with the Horizontal Merger Guidelines issued by the U.S. Department of Justice (“DOJ”). The Board’s conclusions regarding said matter shall be documented in the Board’s books and records.

B.	Antitrust Counsel

1.	The Company shall retain outside counsel to investigate the potential antitrust implications of a Qualifying Acquisition.

2.	When structuring an investigation that will involve foreign acquisition targets, the Company shall retain counsel licensed in the subject jurisdictions.

IV.	Committee Structure – Changes to Existing Committees

A.	Nominating and Governance Committee

1.	The Nominating and Governance Committee shall designate its Chairperson to conduct the Committee’s annual review of the Board’s Committee charters and the Corporate Governance Guidelines, including whether any new board committees are warranted.

2.	In conducting the annual review, the Chairperson shall make, or commission, specific findings regarding the effectiveness of the Company’s policies as they concern compliance with antitrust laws and the Insider Trading Policy.

3.	All such findings shall be documented in the Committee’s books and records.

B.	Compensation Committee

1.	In connection with its evaluation of executive officer compensation, the Compensation Committee shall take into account each officer’s performance as it relates to compliance with the Company’s internal policies and procedures.

2.	At least once every three years, with the initial study being completed no later than May 31, 2015, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation policies, practices and procedures relative to other comparable public companies.

3.	When conducting such study, the consultant will assess whether the Company’s policies, practices and procedures, including as such relate to vesting horizons set for equity-based compensation, incentivize the Company’s executives to act in the long-term interests of the Company. For instance, such study might assess whether to increase the vesting horizon from four to five years.

V.	Lead Independent Director

1.	The Company shall maintain its policy requiring that, if and when the Company’s CEO also is acting as Chairman of the Board, the Board will appoint a lead independent director to serve for as long as the Company’s CEO also is acting as Chairman of the Board.

2.	The Lead Independent Director’s duties shall include the following:

a.	Coordinate the scheduling of Board meetings and preparation of agenda material for Board meetings and executive sessions of the Board’s independent or non-management directors.

b.	Lead Board meetings in addition to executive sessions of the Board’s independent or non-management directors.

c.	Define the scope, quality, quantity and timeliness of the flow of information between company management and the Board that is necessary for the Board to effectively and responsibly perform its duties.

d.	Oversee the process of hiring, firing, evaluating, and compensating the CEO.

e.	Approve the retention of consultants who report directly to the Board.

f.	Advise the Board committee chairs in fulfilling their designated roles and responsibilities to the Board.

g.	Interview, along with the Chair of the nominating committee, all Board candidates, and make appropriate recommendations.

h.	Assist the Board and company officers in assuring compliance with and implementation of the company’s Governance Principles.

i.	Act as principal liaison between the independent directors and the CEO on sensitive issues.

j.	Coordinate performance evaluations of the CEO, the Board, and individual directors.

k.	Recommend to the full Board the membership of the various Board committees, as well as selection of the committee chairs.

l.	Be available for communication with shareholders.

VI.	Duration

The policies set forth herein should be reviewed and assessed periodically by the Board and, unless determined otherwise by the Board in good faith, shall remain in effect for three (3) years following the date of adoption. If the Company is acquired, the obligations of the Company set forth herein shall terminate immediately upon the closing of such acquisition.